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Exhibit 11.1

                                XETEL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                         IN THOUSANDS, EXCEPT SHARE DATA
                                   (UNAUDITED)

                                                                      Three Months Ended             Nine Months Ended
                                                                 December 26,    December 27,    December 26,   December 27,
                                                                    1998            1997            1998           1997
                                                                 ----------      ----------      ----------     ----------
Basic earnings per share:
      Weighted average shares outstanding                             9,118           8,840           9,062          8,824
                                                                 ==========      ==========      ==========     ==========

      Net (loss) income                                          $     (311)     $     (388)     $      134     $      128
                                                                 ==========      ==========      ==========     ==========

      Basic (loss) earnings per share                            $    (0.03)     $    (0.04)     $     0.01     $     0.01
                                                                 ==========      ==========      ==========     ==========

Diluted earnings per share:
      Weighted average shares outstanding                             9,118           8,840           9,062          8,824
      Common stock equivalents: stock options (1)(2)                     --              --             388            734
                                                                 ----------      ----------      ----------     ----------
                                                                      9,118           8,840           9,450          9,558
                                                                 ==========      ==========      ==========     ==========

      Net (loss) income                                          $     (311)     $     (388)     $      134     $      128
                                                                 ==========      ==========      ==========     ==========

      Diluted (loss) earnings per share                          $    (0.03)     $    (0.04)     $     0.01     $     0.01
                                                                 ==========      ==========      ==========     ==========


(1) Stock options based on the treasury stock method using average market price.

(2) Common stock equivalents were 0 and 577,000 for the three months ended December 26, 1998 and December 27, 1997, respectively. Common stock equivalents are included in the computation of diluted weighted average shares outstanding only during periods that their inclusion would be dilutive.